Exhibit 31.2
CERTIFICATIONS UNDER
SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002
I, Allan Reine, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Pieris Pharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: July 31, 2018

/s/ Allan Reine
Allan Reine
Title:	Chief Financial Officer (principal financial officer)